UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 19, 2016

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03            AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 19, 2016, Texas Roadhouse, Inc. (the “Company”) filed an Amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of Delaware, a copy of which is attached hereto as Exhibit 3.1.  As described in the Company’s proxy statement for its Annual Meeting of Shareholders held on May 19, 2016, the Amendment provides for the declassification of the Company’s Board of Directors over a period of time.

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 19, 2016, the Company held its Annual Meeting of Shareholders. The matters voted on by shareholders and the voting results are as follows:

A. Election of directors. The nominees for the Company’s Board of Directors were elected as follows:

Name	For	Withheld	Abstain	Broker Non-Votes
Gregory N. Moore	60,297,014	387,871	—	6,359,692
Kathleen N. Widmer	60,402,321	282,564	—	6,359,692
James F. Parker	60,328,015	356,870	—	6,359,692

B. Ratification of the audit committee’s selection of KPMG LLP as the Company’s independent auditors for the fiscal year 2016. The selection of KPMG LLP was ratified as follows:

For	Against	Abstain	Broker Non-Votes
66,747,222	276,160	21,195	—

C. Advisory Vote on Executive Compensation. The compensation of the named executive officer was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
55,045,368	5,595,519	43,998	6,359,692

D. Amendment to Certificate of Incorporation to Declassify the Board of Directors. The proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
60,602,686	49,139	33,060	6,359,692

ITEM 8.01.  OTHER EVENTS

On May 20, 2016, the Company announced its second quarter 2016 cash dividend. The public announcement was made by means of a news release, the text of which is set forth at Exhibit 99.1 hereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 EXHIBITS

3.1                                Amendment to Amended and Restated Certificate of Incorporation of Texas Roadhouse, Inc., effective May 19, 2016.

99.1                         Press Release dated May 20, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: May 20, 2016	By:	/s/ Scott M. Colosi
Scott M. Colosi
President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.

3.1	Amendment to Amended and Restated Certificate of Incorporation
99.1	Press Release issued by the Company on May 20, 2016